Tenable Holdings, Inc. Announces Pricing of Upsized $725.0 Million Offering of Convertible Senior Notes
COLUMBIA, Md., Sept. 10, 2026 (GLOBE NEWSWIRE) -- Tenable Holdings, Inc. (Nasdaq: TENB) (“Tenable”), the exposure management company, announced today the pricing of $725.0 million aggregate principal amount of 0.25% Convertible Senior Notes due 2031 (the “notes”) in a private placement (the “offering”) only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $650.0 million aggregate principal amount of the notes. Tenable has also granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $75.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to close on September 15, 2026, subject to customary closing conditions.
The notes will be general senior unsecured obligations of Tenable. The notes will accrue interest payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2027, at a rate of 0.25% per year. The notes will mature on September 15, 2031, unless earlier converted, redeemed or repurchased.
Tenable estimates that the net proceeds from the offering will be approximately $705.6 million (or approximately $778.8 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses. Tenable expects to use the net proceeds from the offering (i) to pay the approximately $58.1 million cost of the capped call transactions described below, (ii) to repurchase approximately $170.5 million of its common stock concurrently with the pricing of the notes as described below, (iii) to pay the cost of repaying in full the term loans under Tenable’s senior secured credit facility (the “credit facility”) and (iv) for general corporate purposes, which may include additional share repurchases, acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses, capital expenditures and general and administrative expenses. If the initial purchasers exercise their option to purchase additional notes, Tenable expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions, with the remainder to be used for general corporate purposes.
The notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Tenable will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Tenable’s common stock or a combination of cash and shares of Tenable’s common stock, at Tenable’s election, in respect of the remainder, if any, of Tenable’s conversion obligation in excess of the aggregate principal amount of the notes being converted.
The conversion rate will initially be 22.3005 shares of Tenable’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $44.84 per share of Tenable’s common stock). The initial conversion price represents a premium of approximately 40.0% over the last reported sale price of $32.03 per share of Tenable’s common stock on September 10, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Tenable delivers a notice of redemption, it will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period, as the case may be.
Tenable may not redeem the notes prior to September 20, 2029, except in the event of a cleanup redemption described below. Tenable may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on a redemption date on or after September 20, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of Tenable’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Tenable provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, subject to certain conditions, Tenable may redeem for cash all, but not less than all, of the notes at any time before the 31st scheduled trading day immediately prior to the maturity date if the aggregate principal amount of the notes that remains outstanding at such time is less than $80.0 million at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If Tenable undergoes a “fundamental change” (as defined in the indenture that will govern the notes) then, subject to certain conditions and exceptions, holders may require Tenable to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
In connection with the pricing of the notes, Tenable entered into privately negotiated capped call transactions with certain of the initial purchasers or affiliates thereof and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of Tenable’s common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to Tenable’s common stock upon any conversion of notes and/or offset any cash payments Tenable is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Tenable expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.
The cap price of the capped call transactions relating to the notes will initially be $64.06, which represents a premium of 100.0% over the last reported sale price of Tenable’s common stock on the Nasdaq Global Select Market on September 10, 2026, and is subject to certain adjustments under the terms of the capped call transactions.
In connection with establishing their initial hedges of the capped call transactions, Tenable expects that the option counterparties or their respective affiliates will purchase shares of Tenable’s common stock and/or enter into various derivative transactions with respect to Tenable’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Tenable’s common stock or the notes at that time.
In addition, Tenable expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Tenable’s common stock and/or purchasing or selling Tenable’s common stock or other securities of Tenable in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes, following any redemption of the notes or any repurchase of the notes upon a fundamental change, or, to the extent Tenable exercises the relevant election under the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Tenable’s common stock or the notes, which could affect the ability of a holder of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a holder of notes will receive upon conversion of the notes.
Tenable expects to use approximately $170.5 million of the net proceeds from the offering to repurchase approximately 5.3 million shares of its common stock concurrently with the pricing of the notes in privately negotiated transactions effected with or through one of the initial purchasers of the notes or its affiliate at a purchase price per share equal to the last reported sale price of Tenable’s common stock on the Nasdaq Global Select Market on September 10, 2026. These repurchases could increase (or reduce the size of any decrease in) the market price of Tenable’s common stock or the notes prior to, concurrently with or shortly after the pricing of the notes and could have resulted in a higher effective conversion price for the notes. Tenable may also conduct further repurchases of its common stock after the offering is completed pursuant to its previously authorized share repurchase program.
The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The notes and any shares of Tenable’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
About Tenable
Tenable is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. Tenable’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for over 40,000 customers around the globe.
Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements concerning the proposed terms of the notes and capped call transactions, the completion, timing and size of the proposed offering of the notes and capped call transactions, the anticipated use of proceeds from the offering, including the repayment of the term loans under the credit facility and Tenable’s plan to repurchase shares of outstanding common stock and the terms of any repurchase transactions, the potential impact of the foregoing or related transactions on dilution to holders of Tenable’s common stock, the market price of Tenable’s common stock or the notes or the conversion price of the notes. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Tenable’s control. Tenable’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to whether Tenable will consummate the offering of notes on the expected terms or at all, which could differ or change based upon market conditions or for other reasons, and the other risks detailed in Tenable’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2025, in Tenable’s quarterly reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and in other filings and reports that Tenable may file from time to time with the SEC. The forward-looking statements included in this press release represent Tenable’s views as of the date of this press release. Tenable anticipates that subsequent events and developments will cause Tenable’s views to change. Tenable undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tenable’s views as of any date subsequent to the date of this press release.

Media Contact
Tenable
tenablepr@tenable.com